Exhibit 99.1
Initial public offering - 11/07/94 IPO price - $5.00 (adjusted) Current market price - $22.50 Northwest Bancorp, Inc. Warren, Pennsylvania NASDAQ "NWSB"

Northwest Bancorp, Inc. Corporate Profile

Current Organizational Structure NORTHWEST BANCORP, INC (Stock Holding Company) Trust Preferred Subsidiaries NORTHWEST SAVINGS BANK Assets - $6.3 billion Northwest Consumer Discount

Overview of Northwest Bancorp, Inc. 154 community banking offices with 134 in Pennsylvania; 5 in Ohio; 12 in New York; 2 in Maryland and 1 in Florida Fifth largest financial institution headquartered in Pennsylvania 48 Consumer Finance Offices in Pennsylvania and two in New York Total assets of $6.4 billion 1,816 employees at September 30, 2005 (1,636 FTEs) 50.1 million shares outstanding with 20.1 million publicly traded. Market capitalization of public shares - $442 million; all shares - $1.1 billion

Major Metropolitan Markets Households Erie, Pennsylvania 107,084 Pittsburgh, Pennsylvania 686,349 Harrisburg/Lancaster/York, Pennsylvania 484,192 Buffalo, New York 382,223 Baltimore, Maryland 802,224 Broward County, Florida 681,636 Planned Entrance: Rochester, New York 290,765 Possibilities: Cleveland, Ohio 1,083,003 4,517,476

Sources of Funds Time Deposits $2,738,901,000 48.51% Savings Deposits $935,544,000 16.57% Money Market Deposits $596,372,000 10.56% Personal Checking $562,885,000 9.97% Borrowed Funds $417,356,000 7.39% Business Checking $394,777,000 7.00% $5,645,835,000 100% _______________ ______

Loan Mix 1 to 4 Family Residential $2,767,105,000 59.44% Consumer Loans - Real Estate Secured $780,451,000 16.76% Commercial Loans - Real Estate Secured $557,130,000 12.39% Total Loans Secured by Real Estate $4,124,686,000 88.59% Consumer - Other Collateral $380,479,000 8.17% Commercial - Other Collateral $150,515,000 3.24% Total Loans $4,655,680,000 100%

Composition of Assets Loans, Net $4,622,269,000 71.36% Investment Securities $1,248,094,000 19.27% Intangible Assets $161,962,000 2.50% Cash and Interest-Earning Deposits $152,092,000 2.34% Bank Owned Life Insurance $106,737,000 1.65% Premises and Equipment, Net $96,981,000 1.50% Other Assets $84,300,000 1.30% Real Estate Owned $4,872,000 .08% Total Assets $6,477,307,000 100%

Commercial Loans (in millions of dollars) 2001 2002 2003 2004 2005 East 339 400 508 604 677

Assets Under Management (in millions of dollars) 2000 2001 2002 2003 2004 2005 East 87 426 456 529 631 816

Retail Loans (in billions of dollars) 2001 2002 2003 2004 2005 East 2.59 2.68 2.77 3.55 3.79

Performance History

Assets at June 30, In Billions of Dollars 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 Dec East 1.59 1.88 2.09 2.56 3.08 3.41 3.85 4.31 5.22 5.78 6.33 6.48 CAGR - 14.3%

Net Income for the Year Ended June 30, Millions of Dollars 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 Dec East 16.3 18.1 20.4 22.2 23.9 30.9 31.4 37.9 40.9 47.3 55.8 28.2 Excluding Gains on Sale of Investments and Amortization of Goodwill CAGR - 12.5% ** ** Prior to restatement for the acquisitions of Leeds and First Carnegie

Community Banking Offices 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 Dec East 45 54 57 71 94 106 118 126 137 147 154 154 CAGR - 13.10%

Interest Rate Spread 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 East 0.0372 0.0353 0.0334 0.032 0.0326 0.0297 0.0311 0.0297 0.0296 0.0307 0.0299

1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 ROAE 0.0929 0.0948 0.0712 0.1029 0.0826 0.1139 0.1025 0.1361 0.1236 0.1066 0.0991 Tangible Capital 0.1107 0.0969 0.0899 0.0771 0.0639 0.0538 0.056 0.0572 0.0546 0.0659 0.0711 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 ROAA 0.0109 0.0105 0.007 0.0094 0.0071 0.0083 0.0075 0.0099 0.0085 0.0088 0.0088

Return on Equity Improve return on average equity by: Managing our equity position (Tangible Capital Ratio) and not carrying excess common capital: Increase Dividends Repurchase Shares Improving our return on assets

Return on Assets Improve Return on Assets by making more income from every dollar on our balance sheet.

Where Is Improvement Needed? Northwest Peer Group State Yield on Assets 6.05% 5.75% 5.50% Cost of Funds 2.65% 2.25% 2.55% Net Interest Margin 3.40% 3.50% 2.95% Fee Income .56% 1.12% .47% Administrative Expense 2.25% 2.40% 2.55% Net Income (ROAA) 1.02% 1.35% .80%

How Do We Improve? Develop a more profitable business model Improve our already strong asset yield by increasing portfolio of commercial loans Lower our cost of funds by obtaining more checking accounts including business checking accounts Improve fee income by: Obtaining more investment management accounts Obtaining more checking accounts

Regional Business Development Team Trust and Investment Management Commercial Lending Community Banking Business Services

Why Own Northwest?

Reason#1 Proven Ability to Enhance Shareholder Value

Earnings Per Share for the Year Ended June 30, 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 Dec East 0.36 0.4 0.44 0.48 0.51 0.66 0.67 0.8 0.86 0.99 1.11 0.57 CAGR - 11.6% Excluding Gains on Sale of Investments and Amortization of Goodwill ** ** Prior to restatement for the acquisitions of Leeds and First Carnegie

Book Value Per Share at June 30, 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 Dec East 3.87 4.08 4.25 4.65 4.93 5.23 5.81 6.66 7.48 10.42 11.45 11.63 CAGR - 11.0% ** ** Prior to restatement for the acquisitions of Leeds and First Carnegie

Reason #2 Proven Ability to Maintain High Asset Quality

Asset Quality "Non Performing Assets to Total Assets" 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 Dec East 0.0081 0.0072 0.0047 0.0063 0.0036 0.0055 0.0049 0.0069 0.0062 0.0064 0.0074

Reason #3 Commitment to Paying Increasing Dividends

Dividends Per Share 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 East 0.15 0.16 0.16 0.16 0.16 0.16 0.24 0.32 0.4 0.48 0.64 Dividend Yield $.64/$22.00 = 2.90%

Increased Dividend MHC elected to waive the dividend on their 30.5 million shares Dividends paid to public shareholders at $.16 per share ($.64 annually) is approximately $13 million annually and about 23% of earnings As an MHC, we can pay a strong dividend while retaining much of our earnings for future growth.

Reason # 4 Fairly Valued

Market Price Per Share at June 30, 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 Dec East 4.82 5.63 7.75 15.81 10 6.88 10.5 13.21 16.03 22.9 22 22.5 CAGR - 15.8%

1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 Dec East 1.24 1.38 1.82 3.4 2.03 1.32 1.81 1.98 1.93 1.99 1.86 1.93 Price/Book 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 Dec East 13.4 14.8 25.8 35.1 23.8 12.1 18.8 16.7 18.4 22 19.2 19.7 Price/Earnings